Exhibit 10.5

Consultant Agreement dated July 1, 2005
between Lpath Therapeutics Inc.
and William Garland

CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT (“Agreement”) is entered into as of July 1, 2005 (“Effective Date”), by and between William Garland (“Consultant”) with Social Security number ###-##-#### and Lpath Therapeutics, Inc., a Delaware corporation (the “Company”). In consideration of the retention of Consultant as scientific Consultant and private contractor to the Company, and of the compensation received by Contractor from the Company, the Company and Contractor hereby agree as follows:

1.                                       Description of Services.

(a)                                  Consultant will advise the Company as an independent contractor in the area of scientific advice on drug discovery and development.

(b)                                 Exclusivity. Consultant will work exclusively with the Company on matters relating to sphingolipids in human disease. Consultant represents that (i) all of his/her current consulting or Consultanty obligations, and (ii) all restrictions or policies of his/her employer limiting or restricting Consultant’s Consultanty or consulting activities or limiting rights to inventions resulting from such activities are in no way conflicting with this Agreement. Consultant agrees that he/she has not entered into, and will not enter into, any written or oral agreement with any entity, company or person which is or may be (or has the potential to be) a competitor of the Company relating to his/her Consultanty services unless specifically noted or unless the Company is notified of such agreement in advance. Consultant understands that while he/she is a Consultant to the Company, he/she is not to breach any obligation of confidentiality that he/she has to others.

2.                                       Time Commitment. The Consultant will be engaged on July 1, 2005; this contract will end on June 30, 2006. Compensation for activities beyond the scope and timeframe of this contract will be negotiated as deemed necessary. The Company has the option of terminating this contract prior to June 30, 2006, if sufficient progress is not made, leading the Company to conclude that the Project is not viable. Consultant also will from time to time provide scientific counsel on a reasonable basis to personnel working on projects on behalf of the Company; such counsel, which will consist primarily of advice on interpreting scientific or data and planning experiments or trials, will be at Consultant’s convenience and will be limited to matters that are compatible with Consultant’s faculty or other employment responsibilities and other oral and written agreements disclosed to the Company to which Consultant is a party.

3.                                       Compensation.

(a)                                  Cash Compensation. For all services rendered, the Consultant will be paid

$3,000.00 per month. The Consultant understands that he/she is not a salaried employee of the Company, and that there are no fringe benefits offered by the Company. The Consultant is responsible for reporting his/her activities to the relevant governmental agencies.

(b)                                 Other Compensation. At the Company’s discretion, it may recommend to its Board of Directors that the Company grant the Consultant additional compensation in the form of stock options.

(c)                                  Sole Compensation. The foregoing fees, other compensation and reimbursement of expenses are Consultant’s sole compensation for rendering services to the Company.

4.                                       Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and nothing in this Agreement will be construed to create an employer-employee relationship between the Company and Consultant. Consultant has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of the Company. The Company agrees that during the term of this Agreement, or any extension or renewal thereof, Consultant may be employed by other persons, firms or corporations; provided, however, that the provisions of this Agreement will be strictly observed by Consultant with respect to such other persons, firms or corporations. Since Consultant will not be an employee of the Company, it is understood that Consultant will not be entitled to any of the benefits under the Company’s retirement or group insurance plans or any other employee benefits. Consultant is solely responsible for all taxes, withholdings and other similar U. S. or international statutory obligations, including, without limitation, Workers Compensation Insurance, Social Security, federal, state or any other employee payroll taxes; and Consultant agrees to defend, indemnify and hold the Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations. In the performance of all services hereunder, Consultant will comply with all applicable laws and regulations.

5.                                       No Conflict with Existing Agreements. The Company hereby acknowledges that it does not desire to acquire from Consultant any secret or confidential know-how or information which Consultant may have acquired from others. Accordingly, Consultant represents and warrants that Consultant is free to divulge to the Company, without any obligation to, or violation of any right of others, any and all information, practice or techniques which Consultant will describe, demonstrate, divulge or in any other manner make known to the Company during Consultant’s performance of services hereunder.

6.                                       Consultant Inventions. Consultant will promptly disclose and assign to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, during the period of his/her retention as an Consultant which (a) arise from services provided by Consultant under this Agreement and related to or useful in the business of the Company, or (b) result from tasks assigned Consultant by the Company, or (c) funded by the Company, or (d) result from use of premises owned, leased or contracted for by the Company (all said improvements, inventions, formulae, processes, techniques, know-how and data shall be collectively hereinafter called “Inventions”). Such disclosure shall continue for one year after termination of this Agreement with respect to anything that would be an Invention if made, conceived, reduced to practice or learned during the term hereof.

Consultant further agrees as to all Inventions to assist the Company at any time, and not just during the term of this Agreement, in any and all countries, which assistance shall include the execution of documents and any assignments to the Company or persons designated by it. In the event that the Company is unable for any reason whatsoever to secure Consultant’s signature to any lawful and necessary document required to apply for or execute any patent application with respect to an invention(s) (including reissues, renewals, extensions, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Consultant’s agents and attorneys-in-fact to act for and in Consultant’s behalf and instead of Consultant, to execute and file any such application and to do all other lawful acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by Consultant.

7.                                       Non-Disclosure and Non-Use. The parties hereto acknowledge that the Company possesses and will possess information that has been created, discovered or developed by, or has otherwise become known to, the Company (including without limitation, information created, discovered, developed or made known by or to Consultant arising specifically out of his/her retention as an Consultant by the Company), and/or in which property rights have been assigned or otherwise conveyed or disclosed to the Company, which information has commercial value in the business in which the Company is engaged or intends to engage. All of the aforementioned information is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes trade secrets, research results, processes, formulae, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts and customer lists. Proprietary Information also includes any information which the Company has received from a third party which the Company is obligated to treat as confidential or proprietary.

All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. Consultant hereby assigns to the Company any rights Consultant may have or acquire in all Proprietary Information. At all times during his/her retention as an Consultant by the Company and at all times after termination of such retention as an Consultant, Consultant will keep in confidence and trust all Proprietary Information and will not disclose, sell, use, lecture upon or publish any bonafide or potentially Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing his/her duties as an Consultant of the Company.

8.                                       Company Materials. All documents, data, records, apparatus, equipment, chemicals, molecules, organisms and other physical property, whether or not pertaining to Proprietary Information, furnished to Consultant by the Company or a third party or produced by Consultant or others in connection with Consultant’s retention as an Consultant shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company. Should the Company not so request, Consultant shall return and deliver all such property upon termination of his/her retention as an Consultant by Consultant or by the Company for any reason and Consultant will not take with him/her any such property or any reproduction of such property upon such termination.

9.                                       Company Property. All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively “Rights”) in connection therewith will be the sole property of the Company. Consultant hereby assigns to the Company any Rights Consultant may have or acquire in such Proprietary Information. At all times, both during the term of this Agreement and after its termination, Consultant will keep in confidence and trust and will not use or disclose any Proprietary Information without the prior written consent of an officer of the Company appropriate in the ordinary course of performing the services under this Agreement.

10.                                 Term and Termination. The initial term of this Agreement will be for a three and one half (3.5) month period following the Effective Date. At the Company’s option, this Agreement will also terminate upon notice to Consultant in the event of Consultant’s inability for any reason to perform Consultant’s services. Upon termination of this Agreement, the Company’s obligation to pay any compensation, except for services or expenses already accrued or incurred under Section 2, will immediately cease and terminate. Termination of this Agreement for any reason will not affect Consultant’s obligations under Sections 4, 6, 7, 8, 9 and 10.

11.                                 Responsibility of Consultant. The Company agrees not to hold Consultant responsible for any inaccuracies, errors or omissions in the information or advice given, or for loss or damage resulting for the use of such information or advice given.

12.                                 Remedies. Consultant acknowledges and agrees that a breach of this Agreement will result in immediate, irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and agrees that in the event of any such breach or violation or any threatened or intended breach or violation of this Agreement, the Company and its successors and assigns will be entitled to temporary, preliminary and permanent injunctive relief and/or restraining orders enjoining and restraining such breach or violation or such threatened or intended breach or violation and/or other equitable relief (without needing to post any bond or other security) in addition to such other and further relief as may be proper.

13.                                 Amendments and Waivers. This Agreement may be modified, amended or supplemented only by a written instrument duly executed by Consultant and the President of the Company. No term or condition or the breach thereof will be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver or breach of any term or condition will not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. The failure of any party to insist upon strict performance of any term or condition hereunder will not constitute a waiver of such party’s right to demand strict compliance therewith in the future.

If to the Company:                                             Lpath Therapeutics, Inc.
Attn: Scott Pancoast

6335 Ferris Sq., Suite A
San Diego, CA 92121

If to Consultant, the address set forth below his signature.

14.                                 Governing Law: Jurisdiction and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. The parties agree that any dispute regarding the interpretation or validity of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts in and for the County of San Diego, California, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

15.                                 Counterparts. This Agreement may be executed in multiple copies, each of which will be deemed an original and all of which will constitute a single agreement binding on all parties.

16.                                 Entire Agreement. This Agreement (together with documents and agreements entered into herewith) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by any party, or any one acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

17.                                 Representation. By executing this Agreement, Consultant acknowledges that he/she understands and agrees that he/she has been encouraged, and had the opportunity to, consult with his/her own personal attorney in connection with this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSULTANT		THE COMPANY

LPATH THERAPEUTICS, INC.
a Delaware corporation

/s/ W.A. Garland	By:	/s/ Scott Pancoast
Signature		Signature

William Garland		Scott Pancoast, President & CEO
Printed Name		Printed Name and Title

7/1/05		7/1/05
Date		Date

Consultant’s Address:
310 Via Colibri
San Clemente, CA 92672

[SIGNATURE PAGE TO CONSULTANT AGREEMENT]

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